UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2022

SANUWAVE HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52985	20-1176000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3360 Martin Farm Road, Suite 100
Suwanee, Georgia 30024
(Address of Principal Executive Offices, Including Zip Code)

(770) 419-7525
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which quoted
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Third Amendment to the Note and Warrant Purchase and Security Agreement

On June 30, 2022, Sanuwave Health, Inc. (the “Company”) entered into the Third Amendment to the Note and Warrant Purchase and Security Agreement (the “Third NWPSA”), which amends that certain Second Amendment to the Note and Warrant Purchase and Security Agreement, dated as of February 25, 2022 (as amended, the “NWPSA”), with the noteholder party thereto and NH Expansion Credit Fund Holdings LP, as agent. The Third NWPSA provides for (i) the extension of the Agent’s and Holder’s forbearance of exercising their remedies arising from Existing Defaults (as defined in the NWPSA) to the earlier of (x) the occurrence of an Event of Default and (y) August 30, 2022, and (ii) the extension to file a registration statement with the Securities and Exchange Commission (“SEC”) to register the resale of the Advisor Shares (as defined in the NWPSA) no later than August 30, 2022.

The foregoing description of the Third NWPSA does not purport to be complete and is qualified in its entirety by reference to the full text of the Third NWPSA, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Third Amendment to the Note and Warrant Purchase and Security Agreement by and between the Company and NH Expansion Credit Fund Holdings L.P., dated June 30, 2022.
104	Cover Page Interactive Data File––the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Date: July 7, 2022	By:	/s/ Kevin Richardson
Kevin Richardson
Chief Executive Officer